A special meeting of the fund's shareholders was held on April 14, 2004 The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	3,415,899,540.41	73.098
Against	857,186,718.73	18.343
Abstain	194,806,370.40	4.169
Broker Non-Votes	205,155,704.48	4.390
TOTAL	4,673,048,334.02	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	4,338,349,812.56	92.838
Withheld	334,698,521.46	7.162
TOTAL	4,673,048,334.02	100.000
Ralph F. Cox
Affirmative	4,334,671,421.01	92.759
Withheld	338,376,913.01	7.241
TOTAL	4,673,048,334.02	100.000
Laura B. Cronin
Affirmative	4,332,816,177.06	92.719
Withheld	340,232,156.96	7.281
TOTAL	4,673,048,334.02	100.000
Robert M. Gates
Affirmative	4,336,851,658.96	92.806
Withheld	336,196,675.06	7.194
TOTAL	4,673,048,334.02	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	4,334,549,149.07	92.756
Withheld	338,499,184.95	7.244
TOTAL	4,673,048,334.02	100.000
Abigail P. Johnson
Affirmative	4,327,320,608.55	92.602
Withheld	345,727,725.47	7.398
TOTAL	4,673,048,334.02	100.000
Edward C. Johnson 3d
Affirmative	4,322,104,507.32	92.490
Withheld	350,943,826.70	7.510
TOTAL	4,673,048,334.02	100.000
Donald J. Kirk
Affirmative	4,335,814,201.97	92.783
Withheld	337,234,132.05	7.217
TOTAL	4,673,048,334.02	100.000
Marie L. Knowles
Affirmative	4,333,892,089.64	92.742
Withheld	339,156,244.38	7.258
TOTAL	4,673,048,334.02	100.000
Ned C. Lautenbach
Affirmative	4,340,856,926.26	92.891
Withheld	332,191,407.76	7.109
TOTAL	4,673,048,334.02	100.000
Marvin L. Mann
Affirmative	4,336,736,818.96	92.803
Withheld	336,311,515.06	7.197
TOTAL	4,673,048,334.02	100.000
William O. McCoy
Affirmative	4,338,426,324.60	92.839
Withheld	334,622,009.42	7.161
TOTAL	4,673,048,334.02	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	4,339,017,198.22	92.852
Withheld	334,031,135.80	7.148
TOTAL	4,673,048,334.02	100.000
William S. Stavropoulos
Affirmative	4,338,546,239.15	92.842
Withheld	334,502,094.87	7.158
TOTAL	4,673,048,334.02	100.000
* Denotes trust-wide proposals and voting results.